Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into by and between Amy Trombly (the “Executive”), and Sonoma Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), as of September 25, 2019 (the “Effective Date”).

1. Employment and Duties.

1.1 Position. On the terms and subject to the conditions set forth herein, the Corporation agrees to employ Executive as its Interim Chief Executive Officer until such time as the employment relationship ends or is terminated by either Party pursuant to Section 2. Executive does hereby accept and agree to such employment, on the terms and conditions expressly set forth in this Agreement. Executive shall, if requested, also serve as a member of the Board of Directors of the Corporation (the “Board”) and may be required to serve as an officer or director of any affiliate of the Corporation for no additional compensation.

1.2 Duties. During the Term of Employment (as defined in Section 2), Executive shall serve the Corporation as its Chief Executive Officer. Executive and shall, without limitation and without limiting Executive’s other duties to the Corporation, and without limiting the authority of the Corporation’s Board of Directors, be responsible for the general supervision, direction and control of the business and affairs of the Corporation and have such other duties and responsibilities as the Board shall designate that are consistent with Executive’s position as President and Chief Executive Officer of the Corporation. Executive shall perform all of such duties and responsibilities in accordance with the legal directives of the Board and in accordance with the practices and policies of the Corporation as in effect from time to time throughout the Term of Employment (including, without limitation, the Corporation’s insider trading and ethics policies, as they may change from time to time). While employed as Chief Executive Officer of the Corporation, Executive shall report exclusively to the Board. Throughout the Term of Employment, Executive shall not serve on the boards of directors or advisory boards of any other entity, except for any wholly or majority owned subsidiaries of the Corporation, unless such service is expressly approved by the Board.

1.3 Other Employment; Minimum Time Commitment. It is understood between the Parties that Executive agrees to the employment hereunder as an interim position and remains the owner and manager of Trombly Business Law, PC which also serves other clients. In this interim function, Executive shall devote business time, energy and skill as reasonably necessary to perform Executive’s duties for the Corporation. The Corporation acknowledges and agrees that Executive may continue to provide legal services through Trombly Business Law, PC, as long as they do not conflict with this Agreement. Other than as described above, Executive agrees that any investment or direct involvement in, or any appointment to or continuing service on the board of directors or similar body of, any corporation or other entity, other than wholly or majority owned subsidiaries of the Corporation, must be first approved in writing by the Corporation. The foregoing provisions of this Section 1.3 shall not prevent Executive from investing in non-competitive, publicly-traded securities to the extent permitted by Section 6(b).

1.4 No Breach of Contract. Executive hereby represents to the Corporation that the execution and delivery of this Agreement by the Executive and the Corporation and the performance by the Executive of the Executive’s duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any other agreement or policy to which the Executive is a party or otherwise bound.

1.5 Place of Performance. The principal place of Executive’s employment shall be the Corporation’s principal executive offices, currently located in Petaluma, California, though such principal place of employment of the Executive may be moved from time to time upon mutual agreement by the Executive and the Corporation. The Executive agrees that the Executive will be regularly present at the Corporation’s principal executive offices, or such other location as the parties may designate, and that the Executive may be required to travel from time to time in the course of performing the Executive’s duties for the Corporation. The Corporation acknowledges that Executive’s principal place of residence is and will remain during the Term of Employment, Colorado.

2. At-Will Employment, Term of Employment. The “Term of Employment” shall commence on the Effective Date, and shall continue in full force and effect until the earlier of completion of three (3) months from the Effective Date or the Termination Date pursuant to Section 5.4, and may be extended by one (1) month increments by mutual agreement of both Parties. The Parties agree that Executive’s employment with the Company will be “at-will” employment and may be terminated at any time with or without cause. This Agreement shall govern the terms of Executive’s employment hereunder on and after the Effective Date.

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3. Compensation.

3.1 Base Salary. As of the Effective Date and during the Term of Employment, the Corporation shall pay to the Executive a base salary at the rate of $25,000 per month, subject to increase (but not decrease) by the Board (the “Base Salary”). For clarification, such Base Salary includes legal work that Executive has traditionally done for the Corporation. However, it excludes work completed by associates or paralegals at Trombly Business Law, PC which will continue to be billed in the same manner as before this Agreement was executed. The Executive’s Base Salary shall be paid in accordance with the Corporation’s regular payroll practices in effect from time to time, but no less frequently than monthly.

3.2 Indemnification. (a) In the event that the Executive is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), other than any Proceeding initiated by the Executive or the Corporation related to any contest or dispute between the Executive and the Corporation or any of its affiliates with respect to this Agreement or the Executive’s employment hereunder, by reason of the fact that the Executive is or was a director or officer of the Corporation, or any affiliate of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, the Executive shall be indemnified and held harmless by the Corporation to the maximum extent permitted under applicable law and the Corporation’s articles and bylaws, as may be amended from time to time, from and against any liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorneys’ fees).

(b) During the Term of Employment and for a period of six (6) years thereafter, the Corporation or any successor to the Corporation shall purchase and maintain, at its own expense, directors’ and officers’ liability insurance providing coverage to the Executive on terms that are no less favorable than the coverage provided to other directors and similarly situated executives of the Corporation.

3.3 Clawback Provisions. Any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Corporation which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Corporation pursuant to any such law, government regulation or stock exchange listing requirement). The Corporation will make any determination for clawback or recovery in accordance with any applicable law or regulation.

4. Benefits.

4.1 Health and Welfare. During the Term of Employment, Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available by the Corporation to the Corporation’s senior-level employees generally, as such plans or programs may be in effect from time to time.

4.2 Reimbursement of Business Expenses. Executive is authorized to incur reasonable expenses in carrying out Executive’s duties for the Corporation under this Agreement and entitled to reimbursement for all such expenses Executive incurs during the Term of Employment in connection with carrying out the Executive’s duties for the Corporation, as approved by the Company’s Chief Financial Officer and subject to the Corporation’s reasonable expense reimbursement policies in effect from time to time. Such expenses may include but are not limited to travel, lodging and meals. The Corporation shall reimburse Executive to the extent required by the preceding sentence.

4.3 Vacation and Other Leave. During the Term of Employment, Executive shall accrue and be entitled to take paid vacation of 4 weeks per annum pro-rated in accordance with the Corporation’s standard vacation policies in effect from time to time, including the Corporation’s policies regarding vacation accruals. Executive shall also be entitled to all other holiday and leave pay generally available to all other employees of the Corporation.

5. Termination.

5.1. Termination. The Term of Employment and Executive’s employment hereunder may be terminated by the Corporation upon ten (10) days’ written notice or by Executive upon thirty (30) days’ written notice at any time and for any reason, for or without cause, for or without good reason, or upon Death of the Executive. Upon termination of Executive’s employment during the Term of Employment, Executive (or the Executive’s estate and/or beneficiaries, as the case may be) shall be entitled to the Accrued Amounts and shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates. Notwithstanding any other provision contained herein, all payments made in connection with Executive’s Death shall be provided in a manner which is consistent with federal and state law. The Corporation may deduct, from all payments made hereunder, all applicable taxes and other appropriate deductions.

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For purposes of this Agreement “Accrued Amounts” shall mean:

(i)  any accrued but unpaid Base Salary and accrued but unused vacation which shall be paid in the next regularly scheduled payroll following one (1) week after the Termination Date (as defined below); and

(iii) reimbursement for unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Corporation’s expense reimbursement policy.

5.2 Resignation From Boards and Committees. Following any termination of Executive’s employment as Chief Executive Officer with the Corporation, Executive agrees to resign, as of the date of such termination, from (i) each and every board of directors (or similar body, as the case may be) of the Corporation and each of its affiliates on which Executive may then serve, including, but not limited to, the Board (and any committees thereof), and (ii) each and every office of the Corporation and each of its affiliates that the Executive may then hold, and all positions that he may have previously held with the Corporation and any of its affiliates.

5.3 Section 409A of the Internal Revenue Code.

(a) This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) and shall be construed and interpreted consistent with that intent. In the event that any payment or benefit payable under Section 5 of this Agreement is not compliant with Section 409A and any taxes, penalties or interest are imposed on the Executive under Section 409A as a result of such noncompliance (the “Section 409A Penalties”), the Corporation shall put the Executive in an after-tax economic position equivalent to the position the Executive would have been in without the imposition of such Section 409A Penalties. Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service or state tax authorities that, if successful, would require the payment of any such Section 409A Penalties or related state tax statutes. Executive’s right to be put in an equivalent after tax economic position is subject to the Executive providing such notification no later than ten (10) business days after Executive is informed in writing of such claim. If the Corporation desires to contest such claim, Executive shall (i) cooperate with the Corporation in good faith in order to effectively contest such claim and (ii) permit the Corporation to participate in any proceedings relating to such claim. The Corporation shall control all proceedings taken in connection with such contest; provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest. This section shall also apply to any taxes, penalties, or interest imposed by any state that are calculated in a manner similar to taxes, penalties, or interest imposed by Section 409A(a)(1)(B), including those amounts imposed by the California Revenue and Taxation Code (R&TC) Sections 17501 and 24601.

(b) If and to the extent that any payment or benefit under this Agreement, or any plan or arrangement of the Corporation, is determined by the Corporation to constitute “non-qualified deferred compensation” subject to Section 409A and is payable to the Executive by reason of the Executive’s termination of employment, then (a) such payment or benefit shall be made or provided to the Executive only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations (a “Separation from Service”) and (b) if the Executive is a “specified employee” (within the meaning of Section 409A and as determined by the Corporation), such payment or benefit shall not be made or provided before the date that is six (6) months after the date of the Executive’s Separation from Service (or the Executive’s earlier death). For the purposes of clarity, the first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid to the Executive during the period between the termination of Executive’s employment and the first payment date but for the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule.

(c) To the extent any expense reimbursement or in-kind benefit is determined to be subject to Section 409A, the amount of any such expenses eligible for reimbursement or in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits provided in any other taxable year (except under any lifetime limit applicable to expenses for medical care), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which the Executive incurred such expenses, and in no event shall any right to reimbursement or in-kind benefits be subject to liquidation or exchange for another benefit.

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(d) To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision will be read in such a manner so that all payments hereunder comply with Section 409A. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this section are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

6. Proprietary Rights.

(a) Inventions. All inventions, policies, systems, developments or improvements conceived, designed, implemented and/or made by Executive, either alone or in conjunction with others, at any time or at any place during the Term of Employment, whether or not reduced to writing or practice during such Term of Employment, which directly or indirectly relate to the business of any entity within the Company Group, or which were developed or made in whole or in part using the facilities and/or capital of any entity within the Company Group, shall be the sole and exclusive property of the Company Group. Executive shall promptly give notice to the Corporation of any such invention, development, patent or improvement, and shall at the same time, without the need for any request by any person or entity within the Company Group, assign all of Executive’s rights to such invention, development, patent and/or improvement to the Company Group. Executive shall sign all instruments necessary for the filing and prosecution of any applications for, or extensions or renewals of, letters patent of the United States or any foreign country that any entity in the Company Group desires to file.

(b) Work Product. Executive acknowledges and agrees that all writings, works of authorship, technology, inventions, discoveries, ideas and other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived or reduced to practice by the Executive individually or jointly with others during the Term of Employment by the Corporation and relating in any way to the business or contemplated business, research or development of the Corporation (regardless of when or where the Work Product is prepared or whose equipment or other resources is used in preparing the same) and all printed, physical and electronic copies, all improvements, rights and claims related to the foregoing, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), patents and other intellectual property rights therein arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions and renewals thereof (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of the Corporation.

For purposes of this Agreement, Work Product includes, but is not limited to, Company Group information, including plans, publications, research, strategies, techniques, agreements, documents, contracts, terms of agreements, negotiations, know-how, computer programs, computer applications, software design, web design, work in process, databases, manuals, results, developments, reports, graphics, drawings, sketches, market studies, formulae, notes, communications, algorithms, product plans, product designs, styles, models, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, client information, customer lists, client lists, manufacturing information, marketing information, advertising information, and sales information.

(c) Work Made for Hire; Assignment. All copyrightable work by Executive during the Term of Employment that relates to the business of any entity in the Company Group is intended to be “work made for hire” as defined in Section 101 of the Copyright Act of 1976, and shall be the property of the Company Group. If the copyright to any such copyrightable work is not the property of the Company Group by operation of the law, Executive will, without further consideration, assign to the Company Group all right, title and interest in such copyrightable work and will assist the entities in the Company Group and their nominees in every way, at the Company Group’s expense, to secure, maintain and defend for the Company Group’s benefit, copyrights and any extensions and renewals thereof on any and all such work including translations thereof in any and all countries, such work to be and to remain the property of the Company Group whether copyrighted or not.

(d) Further Assurances; Power of Attorney. During and after the Term of Employment, Executive agrees to reasonably cooperate with the Corporation to (i) apply for, obtain, perfect and transfer to the Company Group the Work Product as well as an Intellectual Property Right in the Work Product in any jurisdiction in the world; and (ii) maintain, protect and enforce the same, including, without limitation, executing and delivering to the Corporation any and all applications, oaths, declarations, affidavits, waivers, assignments and other documents and instruments as shall be requested by the Corporation. Executive hereby irrevocably grants the Corporation power of attorney to execute and deliver any such documents on Executive’s behalf in the Executive’s name and to do all other lawfully permitted acts to transfer the Work Product to the Corporation and further the transfer, issuance, prosecution and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if Executive does not promptly cooperate with the Corporation’s request (without limiting the rights the Corporation shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by Executive’s subsequent incapacity.

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(e) No License. Executive understands that this Agreement does not, and shall not be construed to, grant the Executive any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software or other tools made available to the Executive by the Corporation.

7. Return of Property.

Executive agrees to truthfully and faithfully account for and deliver to the Corporation all property belonging to the Corporation, any other entity in the Company Group, or any of their respective affiliates, which Executive may receive from or on account of the Corporation, any other entity in the Company Group, or any of their respective affiliates, and upon the termination of the Term of Employment, or the Corporation’s demand, Executive shall immediately deliver to the Corporation all such property belonging to the Corporation, any other entity in the Company Group, or any of their respective affiliates.

8. Withholding Taxes.

Notwithstanding anything else herein to the contrary, the Corporation may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such federal, state and local income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

9. Cooperation in Litigation.

Executive agrees that, during the Term of Employment or after the termination of Executive’s employment, he will reasonably cooperate with the Corporation, subject to his reasonable personal and business schedules, in any litigation which arises out of events occurring prior to the termination of his employment, including but not limited to, serving as a witness or consultant and producing documents and information relevant to the case or helpful to the Corporation. The Corporation agrees to reimburse Executive for all reasonable costs and expenses he incurs in connection with his obligations under this Section 13 and, in addition, to reasonably compensate Executive for time actually spent in connection therewith following the termination of his employment with the Corporation.

10. Miscellaneous.

(a) Assignment. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Corporation with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Corporation hereunder.

(b) Number and Gender. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

(c) Section Headings. The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purposes of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

(d) Governing Law. This Agreement, and all questions relating to its validity, interpretation, performance and enforcement, as well as the legal relations hereby created between the parties hereto, shall be governed by and construed under, and interpreted and enforced in accordance with, the laws of the State of California, notwithstanding any California or other conflict of law provision to the contrary. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986 and the regulations promulgated thereunder. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in the state of California, Sonoma county. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

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(e) Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

(f) Entire Agreement. This Agreement embodies the entire agreement of the parties hereto respecting the matters within its scope. Any prior negotiations, correspondence, agreements, proposals or understandings relating to the subject matter hereof shall be deemed to have been merged into this Agreement, and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as expressly set forth herein.

(g) Modifications. This Agreement may not be amended, modified or changed (in whole or in part), except by a formal definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.

(h) Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(i) Resolution of Disputes.

(i) Any controversy arising out of or relating to Executive’s employment (whether or not before or after the expiration of the Term of Employment), any termination of Executive’s employment, this Agreement or the enforcement or interpretation of this Agreement, or because of an alleged breach, default, or misrepresentation in connection with any of the provisions of this Agreement, including (without limitation) any state or federal statutory claims, shall be submitted to arbitration in Santa Rosa, California, before a sole arbitrator (the “Arbitrator”) selected from the American Arbitration Association (“AAA”), and shall be conducted in accordance with the provisions of California Code of Civil Procedure §§ 1280 et seq. as the exclusive remedy of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief that the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator’s award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction.

(ii) The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence of Section 14(i)(i).

(iii) The parties agree that the Corporation shall be responsible for payment of the forum costs of any arbitration hereunder, including the Arbitrator’s fee. The parties further agree that in any proceeding with respect to such matters, the prevailing party will be entitled to recover its reasonable attorney’s fees and costs from the non-prevailing party (other than forum costs associated with the arbitration which in any event shall be paid by the Corporation).

(iv) Without limiting the remedies available to the parties and notwithstanding the foregoing provisions of this Section 10, the Executive and the Corporation acknowledge that any breach of any of the covenants or provisions contained in Sections 6 and 7 could result in irreparable injury to either of the parties hereto for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, the non-breaching party shall be entitled to obtain a temporary restraining order and/or a preliminary injunction and a permanent injunction restraining the other party hereto from engaging in any activities prohibited by any covenant or provision in Sections 6 and 7 or such other equitable relief as may be required to enforce specifically any of the covenants or provisions of Sections 6 and 7.

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(j) Publicity.

Executive hereby irrevocably consents during the term of this Agreement to any and all uses and displays, by the Company Group and its agents, representatives and licensees, of Executive’s name, voice, likeness, image, appearance and biographical information in, on or in connection with any pictures, photographs, audio and video recordings, digital images, websites, television programs and advertising, other advertising and publicity, sales and marketing brochures, books, magazines, other publications, CDs, DVDs, tapes and all other printed and electronic forms and media throughout the world, at any time during or after the period of his employment by the Company, for all legitimate commercial and business purposes of the Company Group (”Permitted Uses”) without further consent from or royalty, payment or other compensation to the Executive. The Executive hereby forever waives and releases the Company Group and its directors, officers, employees and agents from any and all claims, actions, damages, losses, costs, expenses and liability of any kind, arising under any legal or equitable theory whatsoever at any time during or after the period of his employment by the Company, arising directly or indirectly from the Company Group’s and its agents’, representatives’ and licensees’ exercise of their rights in connection with any Permitted Uses. At the end of the term of this Agreement, the Company shall have no obligation to remove any previously-published displays described in this paragraph.

(k) Notices.

(i) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly received if (i) delivered by hand or by courier, effective upon delivery, (ii) given by facsimile or electronic version, when transmitted if transmitted on a business day and during normal business hours of the recipient, and otherwise delivered on the next business day following transmission, or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, 5 business days after being deposited in the U.S. postal mail. Any notice shall be duly addressed to the parties as follows:

(i) If to the Corporation:

Sonoma Pharmaceuticals, Inc.

Lead Independent Director of the Board or any Independent Director
1129 North McDowell Boulevard
Petaluma, California 94954
Fax: +1 (707) 283-0551

(ii) If to the Executive:

Amy Trombly
At the address on file with the Corporation

(ii) Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 24 for the giving of notice.

(l) Legal Counsel; Mutual Drafting. Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Each party has cooperated in the drafting, negotiation and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language.

(m) Provisions that Survive Termination. The provisions of Sections 3.2, 3.3, 5 through 9, and this Section 10 shall survive any termination of the Term of Employment.

(n) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

(o) Tolling. Should the Executive violate any of the terms of the restrictive covenant obligations articulated herein, the obligation at issue will run from the first date on which the Executive ceases to be in violation of such obligation.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation and Executive have executed this Employment Agreement as of the Effective Date.

CORPORATION

Sonoma Pharmaceuticals, Inc.,
a Delaware corporation

By:	/s/ Jerry McLaughlin
Name: Title:	Jerry McLaughlin Lead Independent Director of
Sonoma Pharmaceuticals, Inc.

EXECUTIVE

By:	/s/ Amy Trombly
Name:	Amy Trombly

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